UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2007

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Form 8-K originally filed by Whirlpool Corporation (the “Company” or “Whirlpool”) with the Securities and Exchange Commission on June 5, 2007 is hereby supplemented by this Amendment No. 1 to Current Report on Form 8-K/A.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2007, the Company filed a Current Report on Form 8-K under Item 5.02 to report that David L. Swift, President of Whirlpool North America and a director, was leaving the Company and that Michael A. Todman was assuming that position and Paulo F. M. Periquito was promoted to the position of President of Whirlpool International. As required by Item 5.02 of Form 8-K, the Company stated in the Form 8-K that the material terms of amended compensation arrangements for Messrs. Swift and Periquito were unavailable and would be reported when finalized, as permitted by Instruction 2 to this Item 5.02. These arrangements were finalized and approved by the Human Resources Committee of the Board of Directors on June 19, 2007. This Form 8-K/A is being filed to provide the required additional information.

David L. Swift. As previously disclosed, Mr. Swift will serve the Company in a non-executive capacity until July 15, 2007. In connection with Mr. Swift leaving the Company, he will receive:

•	A prorated portion of his 2007 Performance Excellence Plan bonus equal to $292,500, to be paid as soon as administratively practicable after July 15, 2007.

•

A replacement payment in lieu of a prorated 2005 enhanced Strategic Excellence Plan long-term incentive award. The exact amount of this payment will depend on the closing price of Whirlpool stock on July 13, 2007 (at $110 per share for the 5,727 share portion of the award, the amount would be $992,182), to be paid as soon as administratively practicable after February 14, 2008.

•

An amount equal to the value of 15,000 shares of Whirlpool stock (representing Mr. Swift’s unvested phantom restricted stock units under the Career Stock Program), plus accrued dividends. The exact amount of this payment will depend on the closing price of Whirlpool stock on July 13, 2007 (at $110 per share, the amount would be $1,650,000), to be paid as soon as administratively practicable after July 15, 2007.

•	Continuance of core benefits (including, for example, medical and dental coverage, executive physical, and financial planning) through December 31, 2007, having a value of approximately $15,000.

Paulo F. M. Periquito. As a result of his promotion, Mr. Periquito will receive the following:

•	An annual base salary increase from $645,000 to $700,000.

•	An increase in his Performance Excellence Plan annual cash incentive target from 80% to 100%.

•

An increase in his Strategic Excellence Plan long term incentive target from 150% to 175%. Also, Mr. Periquito’s Strategic Excellence Plan payments will be delivered in a combination of 50% stock options and 50% performance-based phantom restricted stock units.

•	An increase in his additional compensation for increased living costs outside the United States from $75,000 to $100,000 annually.

Michael A. Todman. As previously disclosed, the terms of Mr. Todman’s compensation arrangements have not changed as a result of him assuming the position of President of Whirlpool North America; however, on June 19, 2007 the Human Resources Committee awarded Mr. Todman 30,000 phantom restricted stock units under the Company’s Career Stock Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: June 21, 2007	By:	/s/ Daniel F. Hopp
	Name:	Daniel F. Hopp
	Title:	Senior Vice President, Corporate Affairs, General Counsel and Secretary